Exhibit 99.2

PROMISSORY NOTE

US$328,500.00	Dated: As of October 31, 2018

FOR VALUE RECEIVED, the undersigned, REDSTART HOLDINGS CORP., having a principal place of business at 1188 Willis Avenue, Albertson, New York 11507 ("Maker"), hereby promises to pay to the order of Power Up Lending Group Ltd., having a principal place of business at 111 Great Neck Road, Suite 216, Great Neck, New York 11021, or assigns ("Holder") the principal sum of Three Hundred Twenty-Eight Thousand Five Hundred Dollars ($328,500.00)(the "Principal Amount") together with interest, on or by the earlier of such date hereinafter referred to as the "Maturity Date"): (i) an Event of Default (as defined herein); and (ii) October 31, 2019; as set forth below. The Maker, the Holder and ABCO ENERGY, INC. (the "Company") have entered into a Stock Purchase Agreement dated the date hereof (the "Purchase Agreement") whereby the Holder assigned, sold and transferred to the Maker 219,000 shares of Series C Preferred Stock of the Company. This Note is the consideration for such assignment pursuant to the terms of the Purchase Agreement.

1.     The unpaid principal amount of this Note together with any unpaid interest shall become immediately due and payable upon the Maturity Date. Principal shall be payable in lawful money of the United States of America in immediately available funds, without any deduction, setoff or counterclaim, at the address of Holder specified herein.

2.     This Note shall bear interest on the unpaid principal amount hereof at the rate of 8% per annum computed on the basis of the actual number of days elapsed and a year of 365 days; provided, however, that upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal amount of this Note, from the date of such default (which date shall be calculated, for the purpose of this Section 2 only, without reference to the period of days for the giving of notice) until the earlier of the date the principal sum is paid in full or, if applicable, the date such default Is cured, at the rate of 22% per annum (but not higher than the applicable maximum rate provided by law).

3.     The principal amount of this Note may be prepaid without penalty, at the option of Maker, in whole or in part at any time upon ten {10) days prior written notice to Holder, without premium or penalty, provided, however, any such optional prepayment shall be applied to reduce the then remaining installments of principal in the inverse order of their respective due dates.

4.     This Note, the Purchase Agreement and any ancillary documents entered into in connection therewith, each as amended, extended or modified from time to time, are referred to collectively herein as the "Transaction Documents".

5.     The unpaid principal amount of this Note, the accrued interest thereon and all other obligations of Maker hereunder (collectively, the "Obligations"), at the option of Holder, shall become immediately due and payable upon the occurrence of any of the following events of default ("Events of Default"):

(a)     Maker shall fail to pay: (i) any principal or accrued interest under this Note within five (5) days after the due date for payment of same; or (ii) any of the other monetary obligations to be paid by it under this Note or any of the other Transaction Documents within five (5) days of the due date for payment of same.

(b)     Maker shall default in the observance or performance of any material agreements, covenants or conditions contained in this Note, any Transaction Document or in any other document or instrument referred to herein or therein (except the failure to pay monetary obligations) and fail to cure such default within five (5) days of the date Maker obtains notice thereof whether from Holder or otherwise.

(c)     Any present or future representation or warranty made by or on behalf of Maker whether contained herein or In any of the other Transaction Documents shall be false or incorrect in any material respect when such representation or warranty is made.

(d)     The occurrence of any of the following with respect to Maker : Insolvency; appointment of a receiver for any property; assignment for the benefit of creditors or admit in writing his inability to pay his debts as they become due; voluntary commencement of any proceeding under any bankruptcy or insolvency law; commencement of any involuntary proceeding under any bankruptcy or insolvency law and if any such involuntary proceeding is not dismissed within 45 days or the relief requested is granted; entry of a court order which enjoins or restrains the conduct of business in the ordinary course.

6.     Maker shall reimburse Holder for all costs and expenses incurred by Holder and shall pay the reasonable fees, disbursements and out of pocket expenses of counsel to Holder in connection with the enforcement of Holder's rights hereunder. Maker shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) recording fees, filing charges, search fees or similar items incurred or payable in connection with the execution and delivery of this Note.

7.     Maker waives demand, presentment, protest and notice of any kind and consents to the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

8.     Maker shall indemnify, defend and save Holder harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and out of pocket expenses) of any nature whatsoever which may be asserted against or incurred by Holder arising out of or in any manner occasioned by or any failure by Maker to perform any of his obligations hereunder or pursuant to the Transaction Documents.

9.     Maker agrees to do such further acts and to execute and deliver to Holder such additional agreements, instruments and documents as Holder may reasonably require or deem advisable to effectuate the purposes of this Note, or to confirm to Holder Its rights, powers and remedies under this Note.

10.   (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered or transmitted personally by messenger, by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

(i)	If to Maker, one copy to:
REDSTART HOLDINGS CORP. 1188 Willis Avenue Albertson, New York 11507 Attention: G. Bennett Solomon, President

(ii)	If to the Holder :
Power Up Lending Group Ltd. 111 Great Neck Road, Suite 216 Great Neck, New York 11021 Attention: Curt Kramer, Chief Executive Officer

(b) Each such notice or other communication shall be effective: (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 10(a) (with confirmation of transmission received by the sender); or (ii) if given by any other means, when received at the address specified in Section 10(a). Any party by notice given in accordance with this Section 10 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder.

11.     Except for the Transaction Documents, this Note contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

12.     This Note may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Holder and Maker. Any provisions hereof may be waived by a party but any such waiver must be in writing signed by such party and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

13.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

14.     Maker irrevocably: (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in Nassau county New York; (b) consents to the jurisdiction of each court in any such suit, action or proceeding; (c) waives any objection which It may have to the laying of venue of any such suit, action or proceeding in any of such courts; (d) waives the right to assert any counterclaim in any such suit, action and proceeding; and (e) waives the right to a trial by jury in any such suit, action or other legal proceeding.

15.     This Note and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

16.     If any provision of this Note for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Note, but this Note shall be construed as if such illegal, invalid or unenforceable provision had never been Included herein.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

MAKER:

REDSTART HOLDINGS CORP.

By: /s/ G. Bennett Solomon

      G. Bennett Solomon

      President

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